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                                                                   EXHIBIT 10.26

                         2002 DEFERRED COMPENSATION PLAN
                   OF CSX CORPORATION AND AFFILIATED COMPANIES

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TABLE OF CONTENTS

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INTRODUCTION....................................................................      1

ARTICLE 1. DEFINITIONS..........................................................      1

  1.1 Account...................................................................      1
  1.2 Administrator.............................................................      1
  1.3 Affiliated Company........................................................      1
  1.4 Award.....................................................................      1
  1.5 Award Deferral Agreement..................................................      1
  1.6 Benefits Trust Committee..................................................      1
  1.7 Board of Directors........................................................      1
  1.8 Change of Control.........................................................      1
  1.9 Code......................................................................      3
  1.10 Committee................................................................      3
  1.11 Company Stock............................................................      3
  1.12 Compensation.............................................................      3
  1.13 Corporation..............................................................      3
  1.14 Deferral Agreement.......................................................      3
  1.15 Distribution Election....................................................      4
  1.16 Distribution Event.......................................................      4
  1.17 Divisive Transaction.....................................................      4
  1.18 Effective Date...........................................................      4
  1.19 Eligible Executive.......................................................      4
  1.20 Enrollment Form..........................................................      5
  1.21 Executive Stock Account..................................................      5
  1.22 Form of Payment Election.................................................      5
  1.23 ICP Award................................................................      5
  1.24 Independent Accountant...................................................      5
  1.25 Matching Credits.........................................................      5
  1.26 Member...................................................................      5
  1.27 Partial Distribution Election............................................      5
  1.28 Participating Company....................................................      5
  1.29 Plan.....................................................................      6
  1.30 Salary Deferrals.........................................................      6
  1.31 Salary Deferral Agreement................................................      6
  1.32 Stock Award..............................................................      6
  1.33 Subsidiary...............................................................      6
  1.34 Tax Savings Thrift Plan..................................................      6
  1.35 Trust....................................................................      6
  1.36 Valuation Date...........................................................      6

ARTICLE 2. MEMBERSHIP...........................................................      6

  2.1 In General................................................................      6
  2.2 Termination of Employment; Re-employment..................................      6
  2.3 Change in Status..........................................................      7
  2.4 Membership Following a Change of Control..................................      7
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ARTICLES 3. DEFERRAL AGREEMENTS.................................................       7

   3.1 Deferral Agreement.......................................................       7
   3.2 Modification of Deferral Agreement.......................................       8

ARTICLE 4. AWARD DEFERRAL PROGRAM...............................................       8

   4.1 Filing Requirements......................................................       8
   4.2 Amount of Deferral.......................................................       9
   4.3 Crediting to Account.....................................................       9

ARTICLES 5. SALARY DEFERRAL PROGRAM.............................................       9

   5.1 Filing Requirements......................................................       9
   5.2 Salary Deferral Agreement................................................       9
   5.3 Amount of Salary Deferrals...............................................      10
   5.4 Effect of Hardship Withdrawal............................................      10
   5.5 Certain Additional Credits...............................................      10

ARTICLE 6. EXECUTIVE STOCK DEFERRAL PROGRAM.....................................      11

   6.1 Stock Awards.............................................................      11
   6.2 Executive Stock Account..................................................      11
   6.3 Dividend Reinvestment....................................................      12

ARTICLE 7. MAINTENANCE OF ACCOUNTS..............................................      12

   7.1 Creation of Account......................................................      12
   7.2 Adjustment of Account....................................................      13
   7.3 Investment Performance Elections.........................................      13
   7.4 Changing Investment Performance Elections................................      14
   7.5 Vesting of Account.......................................................      14
   7.6 Action Following a Change of Control.....................................      14

ARTICLE 8. DISTRIBUTION OF BENEFITS.............................................      14

   8.1 Commencement of Distribution.............................................      14
   8.2 Distribution Election....................................................      14
   8.3 Delay of Payment.........................................................      15
   8.4 Account Adjustment.......................................................      16
   8.5 Hardship Withdrawal, Forfeiture..........................................      16
   8.6 Designation of Beneficiary...............................................      17
   8.7 Special Distribution Rules...............................................      17
   8.8 Status of Account Pending Distribution...................................      17
   8.9 One-time Re-deferral Election............................................      17
   8.10 Change of Control.......................................................      18

ARTICLE 9. FORM OF PAYMENT......................................................      19

   9.1 Timing of Distribution...................................................      19
   9.2 Form of Payment Election.................................................      19
   9.3 Installments and Withdrawals Pro-Rata....................................      20

ARTICLE 10. AMENDMENT OR TERMINATION............................................      20

   10.1 Right to Terminate......................................................      20
   10.2 Right to Amend..........................................................      20
   10.3 Uniform Action..........................................................      21
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ARTICLE 11. GENERAL PROVISIONS..................................................      21

   11.1 No Funding..............................................................      21
   11.2 Obligation..............................................................      21
   11.3 No Contract of Employment...............................................      21
   11.4 Withholding Taxes.......................................................      21
   11.5 Nonalienation...........................................................      21
   11.6 Administration..........................................................      22
   11.7 Impact of Future Legislation or Regulation..............................      23
   11.8 Construction............................................................      23
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                                  INTRODUCTION

         This 2002 Deferred Compensation Plan of CSX Corporation and Affiliated Companies (the "Plan") was adopted July 9, 2002. This Plan is generally intended to provide certain executives eligible to participate in the Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies (the "Savings Plan") with an opportunity to defer the receipt of a portion of their salary, and/or award(s) under the various incentive compensation plans and programs of CSX that may be offered from time to time and to restore employer matching contributions lost under the Savings Plan because of the application of Sections 401(a)(17), 401 (k), 401 (m) and 415 of the Internal Revenue Code of 1986, as amended. Eligible executives may, if they so elect, designate all or a portion of such deferrals to be used for payment of education expenses for one or more members of their families. The Plan is unfunded and is maintained by CSX Corporation and Affiliated Companies primarily for the purpose of providing deferred compensation for a select group of management or highly-compensated employees.

                             ARTICLE 1. DEFINITIONS

         1.1 ACCOUNT means the bookkeeping account maintained for each Member to record his Salary Deferrals, Matching Credits and the amount of Awards he has elected to defer, as adjusted pursuant to Article 7.

         1.2 ADMINISTRATOR means the Corporation. The duties of the Administrator shall be performed by a person or persons designated by the Chief Executive Officer of the Corporation to perform such duties.

         1.3 AFFILIATED COMPANY means the Corporation and any company or corporation directly or indirectly controlled by the Corporation.

         1.4 AWARD means the amount other than salary awarded to an employee of an Affiliated Company under the various incentive compensation plans and programs of CSX that may be offered from time to time, and which has been designated by the Administrator as eligible for deferral under the Plan, including but not limited to ICP Awards, stock awards, stock options and special incentive awards.

         1.5 AWARD DEFERRAL AGREEMENT means a Deferral Agreement filed in accordance with the Award deferral program described in Article 4.

         1.6 BENEFITS TRUST COMMITTEE means the committee created pursuant to the CSX Corporation and Affiliated Companies Benefits Assurance Trust Agreement.

         1.7 BOARD OF DIRECTORS or "Board" means the Board of Directors of the Corporation.

         1.8      CHANGE OF CONTROL means any of the following:

                  (a) Stock Acquisition. The acquisition, by any individual, entity or group [within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities

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         Exchange Act of 1934, as amended (the "Exchange Act")] (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock"), or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation;
         (ii) any acquisition by the Corporation; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this
         Section 1.8; or

                  (b) Board Composition. Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

                  (c) Business Combination. Approval by the shareholders of the Corporation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or its principal subsidiary that is not subject, as a matter of law or contract, to approval by the Interstate Commerce Commission or any successor agency or regulatory body having jurisdiction over such transactions (the "Agency") (a "Business Combination"), in each case, unless, following such Business
         Combination:

                           (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or its principal subsidiary or all or substantially all of the assets of the Corporation or its principal subsidiary either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common

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                  Stock and Outstanding Corporation Voting Securities, as the
                  case may be;

                           (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

                           (iii) at least a majority of the members of the board of directors resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

                  (d) Regulated Business Combination. Approval by the shareholders of the Corporation of a Business Combination that is subject, as a matter of law or contract, to approval by the Agency (a "Regulated Business Combination") unless such Business Combination complies with clauses (i), (ii) and (iii) of subsection (c) of this
         Section 1.8; or

                  (e) Liquidation or Dissolution. Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation or its principal subsidiary.

         1.9 CODE means the Internal Revenue Code of 1986, as amended from time to time.

         1.10 COMMITTEE means the Compensation Committee of the Board of Directors of CSX Corporation.

         1.11     COMPANY STOCK means the common stock of the Corporation.

         1.12 COMPENSATION means the "Base Compensation" of an Eligible Executive as defined in the Tax Savings Thrift Plan, determined prior to: (a) any Salary Deferrals under Article 5; and (b) any limit on compensation imposed by Section 401(a)(17) of the Code.

         1.13 CORPORATION means CSX Corporation, a Virginia corporation, and any successor thereto by merger, purchase or otherwise.

         1.14 DEFERRAL AGREEMENT means an agreement between an Eligible Executive and a Participating Company of which he is an employee under which the Eligible Executive agrees to defer an Award or make Salary Deferrals under the Plan, as the case may be. The Deferral Agreement shall be on a form prescribed by the Administrator and shall include any amendments, attachments or appendices.

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         1.15     DISTRIBUTION ELECTION means the election by the Member of the event triggering the commencement of distribution under Section 8.2.

         1.16 DISTRIBUTION EVENT means any of the events listed in Section 1.8, "Change of Control," with the following modification: the words, "Approval by the shareholders of the Corporation of," in the first line of Sections 1.8(c) and 1.8(d) are replaced for purposes of this Section 1.16 with the words, "Consummation of, i.e., actual change in ownership of Outstanding Corporation Common Stock, Outstanding Corporation Voting Stock, and/or assets of the Corporation or its principal subsidiary by reason of,".

         1.17 DIVISIVE TRANSACTION means a transaction in which the Eligible Executive's employer ceases to be a Subsidiary or there is a sale of substantially all of the assets of the Subsidiary.

         1.18 EFFECTIVE DATE means November 30, 2002 or with respect to the Eligible Executives of a company which adopts the Plan, it means the date such company becomes a Participating Company.

         1.19 ELIGIBLE EXECUTIVE means an employee of a Participating Company, provided that:

                  (a) For purposes of the award deferral program described in Article 4:

                           (i) Such employee is employed by a Participating Company in salary band 6 or above as of December 30 of the calendar year for which the Award is made (or in the case of a multiple-year Award, December 30 of the last calendar year for which the Award is made); and

                           (ii) (A) is employed by a Participating Company and is receiving Compensation of one hundred thousand dollars ($100,000) or more per year; or (B) retired from the Participating Companies or terminated employment with the Participating Companies on account of disability as determined by the Administrator, and was receiving compensation of one hundred thousand dollars ($100,000) or more per year at the time of such retirement or termination.

                  (b) For purposes of the salary deferral program described in Article 5, such employee is:

                           (i) eligible for membership in the Tax Savings Thrift Plan; and

                           (ii)     employed in salary band 6 or above; and

                           (iii) receiving Compensation of one hundred thousand dollars ($100,000) or more per year.

                  (c)      The Compensation amount set forth in subsections
         (a)(ii) and (b)(ii) shall be adjusted no more frequently than annually, based on (i) changes in the Consumer Price Index ("CPI"), such adjustment to be made in increments of ten thousand dollars ($10,000) only, rounded to next lowest increment as

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         indicated by the CPI, or (ii) in the discretion of the Chief Executive
         Officer, a review of data regarding eligibility to participate in this type of program. An employee who is eligible to participate because his Compensation satisfies the requirements of subsection (a)(ii) or
         (b)(iii) above, and is excluded from participation only because of a subsequent increase in the Compensation requirement shall continue to be eligible to participate.

                  (d) The Chief Executive Officer of the Corporation or his designee may designate any other employee or former employee of an Affiliated Company as an Eligible Executive, including an employee or former employee who has previously made deferrals under a prior Company deferral plan; provided, however, only those employees or former employees considered to be a select group of management or highly compensated may be designated as Eligible Executives under this Plan. Notwithstanding the preceding, following a Change of Control, such designations are subject to the approval of the Benefits Trust Committee.

         1.20 ENROLLMENT FORM means the form prescribed by the Administrator that an Eligible Executive who has previously made deferrals under a prior Company deferral plan may file pursuant to Section 2.1 in order to become a Member and participate in the Plan.

         1.21 EXECUTIVE STOCK ACCOUNT means the bookkeeping account maintained for each Member to record his deferral of Stock Awards pursuant to
Article 6.

         1.22 FORM OF PAYMENT ELECTION means the election by the Member of the form of distribution he will receive from his Account or Executive Stock Account pursuant to Section 9.2.

         1.23 ICP AWARD means the Participating Companies' Incentive Compensation Program, including but not limited to the Management Incentive Compensation Program ("MICP") and the Senior Management Incentive Compensation Program ("SMICP").

         1.24 INDEPENDENT ACCOUNTANT means the independent accountants engaged by the Corporation and, if selected or changed following a Change of Control, approved by the Benefits Trust Committee.

         1.25 MATCHING CREDITS means amounts credited to the Account of a Member pursuant to Section 5.5.

         1.26 MEMBER means, except as otherwise provided in Article 2, each Eligible Executive who has executed an initial Deferral Agreement or Enrollment Form as described in Section 2.1.

         1.27 PARTIAL DISTRIBUTION ELECTION means a Distribution Election for a portion of a Member's Account under Section 8.2(d).

         1.28 PARTICIPATING COMPANY means the Corporation and any company or corporation directly or indirectly controlled by the Corporation, which the Committee designates as eligible to participate in the Plan in accordance with
Section 11.6(e).

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         1.29     PLAN means this 2002 Deferred Compensation Plan of CSX
Corporation and Affiliated Companies, as amended from time to time.

         1.30 SALARY DEFERRALS means the amounts credited to a Member's Account under Section 5.3.

         1.31 SALARY DEFERRAL AGREEMENT means a Deferral Agreement filed in accordance with the salary deferral program described in Article 5.

         1.32 STOCK AWARD means an Award that is or will be payable in Company Stock issued pursuant to the CSX Omnibus Incentive Plan ("COIP") or another of the Corporation's stock incentive plans, including but not limited to Performance Shares, nonqualified stock options, Incentive Stock Options, restricted stock and stock appreciation rights.

         1.33 SUBSIDIARY means a corporation more than 50% of the voting shares of which are owned directly or indirectly by the Corporation.

         1.34 TAX SAVINGS THRIFT PLAN means the Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies, as amended from time to time.

         1.35 TRUST means the CSX Corporation and Affiliated Companies Benefits Assurance Trust.

         1.36 VALUATION DATE means the last business day of each calendar month following the Effective Date.

                              ARTICLE 2. MEMBERSHIP

         2.1      IN GENERAL:

                  (a) An Eligible Executive shall become a Member as of the date he files his initial Deferral Agreement or an Enrollment Form with the Administrator. Such Deferral Agreement shall be effective for purposes of deferring an Award or making Salary Deferrals only as provided in Articles 4 and 5. Such Enrollment Form shall be effective for purposes of transferring balances previously deferred under a prior Company deferral plan to the Member's Account or Executive Stock Account only as provided in Articles 6 and 7.

                  (b) As a condition of membership, the Administrator may require such other information as it deems appropriate.

         2.2      TERMINATION OF EMPLOYMENT; RE-EMPLOYMENT:

                  (a) Subject to Section 2.4, membership shall not cease upon a Member's termination of employment. In the event that a Member ceases to be employed by an Affiliated Company, his Salary Deferrals and Matching Credits shall thereupon be suspended until such time as he shall be re-employed as an Eligible Executive by an Affiliated Company.

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                  (b)      In the event that a Member ceases to be employed by
         an Affiliated Company he shall continue to be a Member of the Plan but shall not be eligible to defer any portion of any future Awards until such time as he shall be re-employed as an Eligible Executive by an Affiliated Company.

                  (c) Upon re-employment as an Eligible Executive a Member may participate in the Plan as follows:

                           (i) in the case of a Member who prior to re-employment received the balance in his Account or Executive Stock Account, by executing a Deferral Agreement or Enrollment Form as provided in Section 2.1 as though for all purposes of the Plan the Affiliated Companies had never employed the Member;

                           (ii) in the case of a Member who prior to re-employment did not receive the balance in his Account or Executive Stock Account, by executing a Deferral Agreement or Enrollment Form as provided in Section 2.1, provided his Distribution Elections and beneficiary designation shall remain in effect.

                           (iii)    distributions shall cease if the
                  commencement of distribution was because of the Member's termination of employment (including retirement);

                           (iv)     distributions shall continue if the
                  commencement of distribution was because the Member chose a specific date or age for the commencement of benefits and that date or age has been attained.

         2.3      CHANGE IN STATUS:

                  (a) In the event that a Member ceases to be an Eligible Executive with respect to Salary Deferrals but continues to be employed by an Affiliated Company, his Salary Deferrals and Matching Credits shall thereupon be suspended until such time as he shall once again become an Eligible Executive. All other provisions of his Salary Deferral Agreement shall remain in force and he shall continue to be a Member of the Plan.

                  (b) In the event that a Member ceases to be an Eligible Executive with respect to the deferral of Awards hereunder but continues to be employed by an Affiliated Company, he shall continue to be a Member of the Plan but shall not be eligible to defer any portion of any future Awards until such time as he shall once again become an Eligible Executive.

         2.4 MEMBERSHIP FOLLOWING A CHANGE OF CONTROL: Following a Change of Control, any membership determinations or discretionary actions pursuant to this Article 2 shall be subject to the approval of the Benefits Trust Committee.

                         ARTICLE 3. DEFERRAL AGREEMENTS

         3.1 DEFERRAL AGREEMENT: A Deferral Agreement shall be in a form, including electronic form approved by the Administrator, which shall be the sole judge of the

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proper completion thereof. Such Agreement shall provide for the deferral of an
Award or for Salary Deferrals and may include such other provisions as the Administrator deems appropriate.

         3.2 MODIFICATION OF DEFERRAL AGREEMENT: A Member may elect to change, modify or revoke a Deferral Agreement as follows by filing a new Deferral Agreement:

                  (a) A Member may change the amount of Award he elects to defer on an Award Deferral Agreement prior to the Agreement's effective date as provided in Article 4.

                  (b) A Member may change the rate of his Salary Deferrals or suspend his Salary Deferrals as provided in Article 5.

                        ARTICLE 4. AWARD DEFERRAL PROGRAM

         4.1      FILING REQUIREMENTS:

                  (a) With respect to an ICP Award made for a calendar year or multiple years and determined and paid in the following calendar year, an Eligible Executive may elect, subject to Section 4.2(a) to defer all or a portion of his Award, if any, for that year. Such election shall be made by filing an Award Deferral Agreement with the Administrator on or before the close of business on November 15 of the calendar year (or, in the case of a multiple-year Award, the last calendar year) for which the Award is earned. An election to defer a portion of an Award shall be an integral percentage of such Award.

                  (b)      With respect to an ICP Award, notwithstanding Section
         4.1 (a), an individual who becomes an Eligible Executive after November 15 of the calendar year for which an Award is made, but prior to the first day of the month in which such Award is determined including required action by the Board, may elect, subject to Section 4.2(a) to defer all or a portion of that Award in accordance with this Section 4.1(b). Such election shall be made by filing an Award Deferral Agreement during the 30 day or shorter period beginning on the date the individual becomes an Eligible Executive and ending no later than the last day of the month preceding the month in which the Award is determined.

                  (c) With respect to an ICP Award, an Eligible Executive's election to defer all or a portion of his Award shall be effective on the last day that such deferral may be elected under Section 4.1 (a) or
         4.1 (b) and shall be effective only for the Award in question. An Eligible Executive may revoke or change his election to defer all or a portion of his Award at any time prior to the date the election becomes effective, as described in the preceding sentence. Any such revocation or change shall be made in a form and manner determined by the Administrator.

                  (d) With respect to an Award other than an ICP Award, an Eligible Executive shall be entitled to defer an Award by filing an Award Deferral Agreement with the Administrator on or before the close of business on November 15 of the calendar year immediately prior to the year in which the

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         Award is paid or made available to the Eligible Executive. Such Award
         Deferral Agreement shall be effective only for the Award in question.

                  (e) The Committee in its sole discretion may require that certain Awards must be deferred, in which case no Award Deferral Agreement shall be required to be filed.

         4.2      AMOUNT OF DEFERRAL:

                  (a) With respect to an ICP Award, prior to a Change of Control, the Committee in its sole discretion, may establish such maximum limit on the amount of Award an Eligible Executive may defer for a calendar year as the Committee deems appropriate. Such maximum limit shall appear on the Eligible Executive's Award Deferral Agreement for the year. Following a Change of Control, the Committee's decision is subject to the final approval of the Benefits Trust Committee.

                  (b) With respect to an ICP Award there shall be no minimum amount of deferral allowed unless otherwise designated by the Administrator.

                  (c) With respect to an Award other than an ICP Award there shall be neither minimum nor maximum amount of deferral allowed unless otherwise designated by the Administrator.

         4.3 CREDITING TO ACCOUNT: The amount of Award which an Eligible Executive has elected to defer shall be credited to his Account on the date coincident with or as soon as reasonably practicable following the date the Award would have been paid to the Eligible Executive.

                       ARTICLE 5. SALARY DEFERRAL PROGRAM

         5.1      FILING REQUIREMENTS:

                  (a) An individual who is an Eligible Executive immediately prior to the Effective Date may file a Salary Deferral Agreement or an Enrollment Form with the Administrator, within such period prior to the Effective Date and in such manner as the Administrator may prescribe.

                  (b) An individual who becomes an Eligible Executive on or after the Effective Date may file a Salary Deferral Agreement with the Administrator during the calendar month he becomes an Eligible Executive, in such manner as the Administrator may prescribe.

                  (c) An Eligible Executive who fails to file a Salary Deferral Agreement with the Administrator as provided in Sections 5.1
         (a) and 5.1 (b) may file a Salary Deferral Agreement in any subsequent month of December.

         5.2      SALARY DEFERRAL AGREEMENT:

                  (a) A Member's Salary Deferral Agreement shall authorize a reduction in his base pay with respect to his Salary Deferrals under the Plan. Such salary

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         reduction shall be an integral percentage not in excess of fifty (50%)
         percent. The Agreement shall be effective for payroll periods beginning on or after the later of: (i) the Effective Date; or (ii) the first day of the month following the date the Salary Deferral Agreement is filed with the Administrator in accordance with Section 5.1. Paychecks applicable to said payroll periods shall be reduced accordingly.

                  (b) A Salary Deferral Agreement shall not be revoked or modified with respect to prior deferrals and shall remain in effect until such time as the Member files with the Administrator a new Salary Deferral Agreement.

                  (c) A Member who is a participant in the Tax Savings Thrift Plan will have his salary deferral election under the Tax Savings Thrift Plan serve as his Salary Deferral Agreement under this Plan, and will not file a separate Salary Deferral Agreement.

         5.3 AMOUNT OF SALARY DEFERRALS: On each pay date, or as soon as reasonably practicable thereafter, following the effective date of an Eligible Executive's Salary Deferral Agreement, his Account shall be credited with an amount of Salary Deferral, if any, for the payroll period ending thereon, as he elects in his Salary Deferral Agreement, provided, however, that no Salary Deferral shall be made under this Plan for any payroll period unless the Eligible Executive is prevented from making elective deferrals under the Tax Savings Thrift Plan for such payroll period as a result of Section 402(g) and/or 401 (k)(3) of the Code, and provided further that, for the payroll period in which such Salary Deferral is first made, it shall be limited to the excess of the amount otherwise determined for such payroll period under this Section 5.3 over the Eligible Executive's elective deferrals under the Tax Savings Thrift Plan for such payroll period.

         5.4 EFFECT OF HARDSHIP WITHDRAWAL: In the event a Member makes a Hardship Withdrawal under Section 8.5 of the Plan, his Salary Deferrals under the Plan will be automatically suspended. The Member may apply to the Administrator to resume his Salary Deferrals with respect to payroll periods beginning on or after the January 1 following the date of suspension, at a time and in a manner determined by the Administrator; provided, that the Administrator shall approve such resumption only if the Administrator determines that the Member is no longer incurring such hardship. Notwithstanding the preceding, following a Change of Control, such action by the Administrator is subject to approval by the Benefits Trust Committee.

         5.5      CERTAIN ADDITIONAL CREDITS:

         On each pay date, or as soon as reasonably practicable thereafter, there shall be credited Matching Credits to the Account of a Member determined as follows: the greater of (a) or (b), minus (c), where

                  (a) is the employer matching contributions the Member would have received under the Tax Savings Thrift Plan if the provisions of Sections 401 (k)(3), 401(m)(9) and 415 of the Code had not applied to the Tax Savings Thrift Plan; and

                  (b) is the employer matching contributions the Member would have received under the Tax Savings Thrift Plan if his deferrals under this Plan had been contributed to the Tax Savings Thrift Plan (in addition to those amounts actually contributed to that Plan), based on Compensation as defined in this Plan and as if the provisions of Sections 401(a)(17), 401(k)(3), 401(m)(2), 401(m)(9) and 415 of the Code had not applied to the Tax Savings Thrift Plan; and

                  (c) is the employer matching contributions made on his behalf for the applicable period to the Tax Savings Thrift Plan.

                   ARTICLE 6. EXECUTIVE STOCK DEFERRAL PROGRAM

         6.1 STOCK AWARDS: An Eligible Executive who is eligible to receive a Stock Award, the terms of which permit its deferral, may file with the Administrator an Award Deferral Agreement with respect to a Stock Award, pursuant to Article 4.

         6.2      EXECUTIVE STOCK ACCOUNT:

                  (a) A Member's Executive Stock Account will be created when he files his initial Award Deferral Agreement with respect to a Stock Award. An Executive Stock Account will be credited based upon the performance of Company Stock. No Member shall make an Investment Performance Election with respect to his Executive Stock Account.

                  (b) A Member shall be eligible to file Distribution Elections pursuant to Article 8 and Form of Payment Elections pursuant to Article 9 with respect to his Executive Stock Account. If a Member has not filed a Distribution Election distribution of his Executive Stock Account will be made pursuant to Section 8.1. If a Member has not filed a Form of Payment Election distribution of his Executive Stock Account will be made pursuant to Section 9.1. Distributions from a Member's Executive Stock Account shall be made only in shares of Company Stock.

                  (c) An Eligible Executive who has previously deferred shares of Company Stock granted pursuant to the CSX Omnibus Incentive Plan ("COIP") or another of the Corporation's stock incentive plans may elect to have an Executive Stock Account created for him in the Plan on the Effective Date by filing an Enrollment Form with the Administrator on or before the Effective Date. Filing the Enrollment Form will cause the transfer of such previously deferred share balances to the Member's Executive Stock Account on the Effective Date, and the Member will enjoy all rights and privileges of a Member including the ability to file initial Distribution Elections and Form of Payment Elections. A properly filed Enrollment Form will cause all prior elections made with respect to such previously deferred shares to be void immediately, unless otherwise stated in this Section 6.2.

                           (i) No initial Distribution Election made pursuant to this Section 6.2 with respect to such previously deferred shares which designates distribution upon attainment of a designated age under Section 8.2(a)(i) that is within one year after the Effective Date shall be filed.

                           (ii) No initial Distribution Election made pursuant to this Section 6.2 with respect to such previously deferred shares which designates distribution upon the Member's termination of employment with the Affiliated Companies under Section 8.2(a)(ii) shall be effective if distribution would occur within one year after the Effective Date.

                           (iii) Any prior election made with respect to such previously deferred shares which designates distribution upon the Member's termination of employment with the Affiliated Companies shall remain in effect until one year after the Effective Date, and shall be void thereafter.

         6.3 DIVIDEND REINVESTMENT: A Member may elect annually, at such time as the Administrator may prescribe prior to the close of business on November 15 in any calendar year, in the form and manner prescribed by the Administrator to receive credit in his Executive Stock Account for dividends paid on Company Stock, in the amount with which such Executive Stock Account would have been credited assuming it had been invested in Company Stock ("Dividend Equivalents"). Absent such an election, Dividend Equivalents will be paid currently to the Member by the Company.

                       ARTICLE 7. MAINTENANCE OF ACCOUNTS

         7.1      CREATION OF ACCOUNT:

                  (a) A Member's Account will be created when he files his initial Deferral Agreement.

                  (b) An Eligible Executive who is a Member of the Supplementary Savings And Incentive Award Deferral Plan For Eligible Executives Of CSX Corporation And Affiliated Companies (the "SSP") may elect to have an Account created for him in the Plan on the Effective Date by filing an Enrollment Form with the Administrator on or before the Effective Date. Filing the Enrollment Form will cause the transfer of balances previously deferred under the SSP to the Member's Account on the Effective Date, and the Member will enjoy all rights and privileges of a Member including the ability to file initial Investment Performance Elections, Distribution Elections and Form of Payment Elections. A properly filed Enrollment Form will cause all prior elections made under the SSP to be void immediately, unless otherwise stated in this Section 7.1, however the Member's investment fund allocations under the SSP shall remain in effect for transferred balances until such time as the Member reallocates the current balance of his Account pursuant to section 7.4(b).

                           (i) No initial Distribution Election made pursuant to this Section 7.1 with respect to such previously deferred amounts which designates distribution upon attainment of a designated age under Section 8.2(a)(i) that is within one year after the Effective Date shall be filed.

                           (ii) No initial Distribution Election made pursuant to this Section 7.1 with respect to such previously deferred amounts which designates distribution upon the Member's termination of employment with the Affiliated Companies under Section 8.2(a)(ii) shall be effective if distribution would occur within one year after the Effective Date.

                           (iii) Any prior election made under the SSP which designates distribution upon the Member's termination of employment with the Affiliated Companies shall remain in effect until one year after the Effective Date, and shall be void thereafter.

                  (c) A Member shall be eligible to file Distribution Elections pursuant to Article 8 and Form of Payment Elections pursuant to Article 9 with respect to his Account. If a Member has not filed a Distribution Election distribution of his Account will be made pursuant to Section 8.1. If a Member has not filed a Form of Payment Election distribution of his Account will be made pursuant to Section 9.1.

         7.2      ADJUSTMENT OF ACCOUNT:

                  (a) As of each pay date, or as soon as reasonably practicable thereafter, each Account shall be credited or debited with the amount of earnings or losses with which such Account would have been credited or debited, assuming it had been invested in one or more investment funds, or earned the rate of return of one or more indices of investment performance, designated by the Administrator and elected by the Member, for purposes of measuring the investment performance of his Account.

                  (b) The Administrator shall designate at least one investment fund or index of investment performance and may designate other investment funds or investment indices to be used to measure the investment performance of Accounts. The designation of any such investment funds or indices shall not require the Affiliated Companies to invest or earmark their general assets in any specific manner. The Administrator may change the designation of investment funds or indices from time to time, in its sole discretion, and any such change shall not be deemed to be an amendment affecting Members' rights under
         Section 10.2.

                  (c) For purposes of Section 7.2(a), the portion of a Member's Account attributable to Matching Credits shall initially be credited based upon the performance of "Fund E" (CSX Stock Fund) under the Tax Savings Thrift Plan.

         7.3 INVESTMENT PERFORMANCE ELECTIONS: In the event the Administrator designates more than one investment fund or index of investment performance under Section 7.2, each Member shall file an initial investment performance election with the Administrator with respect to the investment of his Account. The election shall designate the investment fund or funds or index or indices of investment performance, which shall be used to measure the investment performance of the Member's Account. The election shall be made within such time period and on such form as the Administrator may prescribe and shall be in integral percentages of the Member's Account balance or deferral. The election shall be effective as of the beginning of the payroll period next following the date the election is filed. In the event a Member does not file an investment performance election, his Account shall be credited with earnings and losses as if the Account had earned the same rate of return as the Stable Value Fund under the Tax Savings Thrift Plan.

         7.4      CHANGING INVESTMENT PERFORMANCE ELECTIONS:

                  (a) A Member may change his election in Section 7.3 with respect to his Account by filing an appropriate written notice with the Administrator. The notice shall be effective as of the beginning of the first payroll period following the date the notice is filed with the Administrator.

                  (b) A Member may reallocate the current balance of his Account, thereby changing the investment fund or funds or index or indices of investment performance used to measure the future investment performance of his existing Account balance, by filing an appropriate notice with the Administrator. Such notice shall be effective as soon as administratively practicable following its receipt by the Administrator. A Member may not reallocate the balance of his Executive Stock Account to any investment other than Company Stock.

         7.5 VESTING OF ACCOUNT: Each Member shall be fully vested in his Account or Executive Stock Account.

         7.6 ACTION FOLLOWING A CHANGE OF CONTROL: Following a Change of Control, any action taken by the Administrator pursuant to this Article 7 is subject to the approval of the Benefits Trust Committee.

                       ARTICLE 8. DISTRIBUTION OF BENEFITS

         8.1 COMMENCEMENT OF DISTRIBUTION: The distribution of the Member's Account or Executive Stock Account shall commence on the date that is one year following the Member's termination of employment with the Affiliated Companies, or at such time as may be designated by the Member on a Distribution Election pursuant to Section 8.2.

         8.2      DISTRIBUTION ELECTION

                  (a) A Member may file with the Administrator a Distribution Election for the distribution upon:

                           (i) attainment of a designated age not earlier than age 50 nor later than age 70-1/2, however he shall not elect an age less than one year subsequent to his current age; or

                           (ii)     termination of employment with the
                  Affiliated Companies.

                  (b) A Member may file with the Administrator a Partial Distribution Election for the distribution on attainment of a designated age for the payment of the expenses directly or indirectly arising from enrollment in a college, university, another post-secondary institution of higher learning or a secondary educational institution in the name of one or more of:

                           (i)      each of the Member's children,

                           (ii) each of the Member's brothers, sisters, their spouses, the Member's spouse, or

                           (iii)    each of the foregoing's lineal descendants.

                  (c) A Member may file a Distribution Election or change a Distribution Election at any time prior to:

                           (i) a date that is 30 days subsequent to the date of his termination of employment in the case of his initial Distribution Election; or

                           (ii) one year prior to the date distribution is to commence under his Distribution Election then in effect, after which time no Distribution Election shall be filed.

                  (d) A Member may make a Partial Distribution Election with respect to any portion of his Account or Executive Stock Account, provided no Distribution Election shall be made for a portion of an Account or Executive Stock Account less than $2,000, as determined as of the date the election is made. No Member shall have more than four Distribution Elections in effect at any time.

                  (e) In no event may distribution made pursuant to a Distribution Election commence prior to a date that is three years subsequent to the date the Member first makes a Salary Deferral or Award Deferral under either this Plan, the SSP, the COIP or another of the Corporation's stock incentive plans for which an Executive Stock Account has been established.

                  (f)      For purposes of this Plan and particularly this
         Article 8, if the Member's employer is involved in a Divisive Transaction, the Member will be considered to have terminated his employment with an Affiliated Company on the closing date of the Divisive Transaction, provide the Member's employment with his employer has not otherwise terminated prior to that date.

                  (g) Notwithstanding anything in Section 8.1 or 8.2 to the contrary, upon death of a Member, the balance of his Account or Executive Stock Account shall be distributed to his beneficiary as soon as administratively practicable following the January 1 coincident with or next following his date of death.

                  (h) Any Distribution Election made in proper form by a Member shall be effective and distribution shall commence pursuant to such Distribution Election. Any Distribution Election not made in proper form shall be void.

         8.3      DELAY OF PAYMENT

                  (a) Notwithstanding the foregoing, prior to a Change of Control, the Corporation may delay payment of a benefit under this Plan to any Member who is determined to be among the top five most highly paid executives for the year the benefit under this Plan would otherwise be paid; provided, however, if a

         Member's payment is delayed, the benefit to which he is entitled will not decrease after the date it would otherwise be distributed.

                  (b) Notwithstanding the preceding, following a Change of Control, the authority to delay payment of a Member's Account or Executive Stock Account rests solely with the Benefits Trust Committee.

         8.4 ACCOUNT ADJUSTMENT: The obligations of the Corporation or any of its affiliated corporations and the benefits due any Member, surviving spouse or beneficiary hereunder shall be reduced by any amount received in regard thereto under the Benefits Assurance Trust or any similar trust or other vehicle.

         8.5      HARDSHIP WITHDRAWAL, FORFEITURE:

                  (a) While employed by the Participating Companies, a. Member may, in the event of a severe financial hardship, request a withdrawal from his Account or Executive Stock Account without filing a Distribution Election under Section 8.2. The request shall be made in a time and manner determined by the Administrator, shall not be for a greater amount than the amount required to meet the financial hardship, and shall be subject to approval by the Administrator. The Administrator shall consider any requests for payment under this
         Section 8.5 on a uniform and nondiscriminatory basis and in accordance with the standards of interpretation described in section 457 of the Code and the regulations thereunder. The circumstances that will constitute a severe financial hardship will depend upon the facts of each case, but, in any case, no withdrawal may be made to the extent that such hardship is or may be relieved: (i) through reimbursement or compensation by available insurance or otherwise or (ii) by liquidation of the Member's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

                  (b) For purposes of this Section 8.5 severe financial hardship may include any of the following circumstances:

                           (i)      illness or injury of the Member or his
                  dependents,

                           (ii) the loss of the Member's home or its contents due to casualty, or

                           (iii) any other extraordinary and unforeseeable circumstances of the Member approved by the Administrator,

         as long as those circumstances result in a present or impending critical financial need, including the inability to educate the Member's dependent child(ren).

                  (c) Notwithstanding the preceding, a Member may request and receive a withdrawal from his Account or Executive Stock Account at any time without filing a Distribution Election under Section 8.2. Any such withdrawal which is not determined by the Administrator to be a hardship withdrawal under this Section 8.5 shall result in the forfeiture of an amount equal to the portion of the Member's Account or Executive Stock Account, as applicable, that is withdrawn, multiplied by the Mid-term Applicable Federal Rate determined as of the Valuation Date upon which the withdrawal is effective.

                  (d) Notwithstanding the preceding, following a Change of Control, any decisions or determinations by the Administrator under this Section 8.5 shall be subject to the approval of the Benefits Trust Committee.

         8.6 DESIGNATION OF BENEFICIARY: A Member may, at a time and in a manner determined by the Administrator, designate a beneficiary and one or more contingent beneficiaries (which may include the Member's estate) to receive any benefits which may be payable under this Plan upon his death. If the Member does not designate a beneficiary or contingent beneficiary, or if the beneficiary and the contingent beneficiaries do not survive the Member, such benefits shall be paid to the Member's estate. A Member may revoke or change any designation made under this Section 8.6 in a time and manner determined by the Administrator.

         8.7 SPECIAL DISTRIBUTION RULES: Notwithstanding anything to the contrary in this Plan, if (a) a Member becomes the owner, director or employee of a competitor of the Affiliated Companies, (b) his employment is terminated by an Affiliated Company on account of actions by the Member which are detrimental to the interests of the Affiliated Company, or (c) he engages in conduct subsequent to the termination of his employment with the Affiliated Companies which the Administrator determines to be detrimental to the interests of an Affiliated Company, then the Administrator may, in its sole discretion, pay the Member a single sum payment or, in the case of an Executive Stock Account, a distribution in shares of Company Stock equal to the balance in his Account or Executive Stock Account. The single sum payment or distribution of shares shall be made as soon as practicable following the date the Member becomes an owner, director or employee of a competitor, his termination of employment or the Administrator's determination of detrimental conduct, as the case may be, and shall be in lieu of all other benefits which may be payable to the Member under this Plan.

         8.8      STATUS OF ACCOUNT PENDING DISTRIBUTION:

                  (a) Pending distribution, a Member's Account shall continue to be credited with earnings and losses as provided in Section
         7.2. The Member shall be entitled to change his investment elections under Section 7.3 or apply for Hardship withdrawals under Section 8.5. In the event of the death of a Member, his Account shall be credited with earnings and losses as if the Account had earned the same rate of return as the CSX Corporation Cash Pool Earnings Rate or, in the sole discretion of the Administrator, the rate of return of such other index of investment performance or investment fund which may be designated by the Administrator as a measure for investment performance of Members' Accounts commencing with the Valuation Date coincident with or next following the Member's date of death.

                  (b) Pending distribution, a Member's Executive Stock Account shall continue to be credited based on the performance of Company Stock as provided in Section 6.2.

         8.9 ONE-TIME RE-DEFERRAL ELECTION: A Member may make one additional election to defer (but not accelerate) commencement of payment under the Plan at any time six months before payments are to have commenced pursuant to Section 8.1 or
8.2 ("Re-deferral Election). Such Re-deferral Election shall be made in a form prescribed by the Administrator. If such Re-deferral Election is to a designated age the re-deferral shall be for a period not less than one year from the date the Re-deferral Election is made.

         8.10     CHANGE OF CONTROL:

                  (a) A Member shall be eligible to make a separate Distribution Election which shall be effective only in the event of a Change of Control.

                  (b) If a Change of Control has occurred, the Corporation and Participating Companies shall contribute to the Trust within 7 days of such Change of Control, a lump sum payment equal to the greater of
         (i) the aggregate value of the amount each Member would be eligible to receive (determined under (b) below) as of the latest Valuation Date coinciding with or preceding the date of Change of Control or (ii) the amount determined under Section 1(h) of the Trust attributable to liabilities relating to the Plan to the extent such amounts are not already in the Trust. The aggregate value of the amount of the lump sum to be contributed to the Trust pursuant to this Section 8.10 shall be determined by the Independent Accountants after consultation with the entity then maintaining the Plan's records, and shall be projected, if necessary, to such Valuation Date from the last valuation of Members' Accounts or Executive Stock Accounts for which information is readily available. Thereafter, the Independent Accountants shall annually determine as of a Valuation Date for each Member not receiving a lump sum payment pursuant to subsection (c) below the value of each Member's Accounts or Executive Stock Accounts. To the extent that the value of the assets held in the Trust relating to this Plan do not equal the aggregate amount described in the preceding sentence, at the time of the valuation, as determined by the Independent Accountants, the Corporation and Participating Companies shall make a lump sum contribution to the Trust equal to the difference.

                  (c) In the event a Distribution Event has occurred, the trustee of the Trust shall, within 45 days of such Distribution Event, pay to each Member not making an election under (d) below, a lump sum payment or, in the case of an Executive Stock Account, a distribution in shares of Company Stock equal to the value of the Member's Account or Executive Stock Account (determined under Article 6) as of the Valuation Date coinciding with or next preceding the date of such Distribution Event. The amount of each Member's lump sum payment or Company Stock distribution shall be determined by the Independent Accountants after consultation with the entity then maintaining the Plan's records, and shall be projected, if necessary, to such Valuation Date from the last valuation of Member's Account or Executive Stock Account for which information is readily available.

                  (d) Each Member may elect in a time and manner determined by the Administrator, but in no event later than 90 days following the Effective Date, to have amounts and benefits determined and payable under the terms of the Plan as if a Distribution Event had not occurred. New Members of the Plan may elect in a time and manner determined by the Administrator, but in no event later than 90 days after becoming a Member, to have amounts and benefits determined and payable under the terms of the Plan as if a Distribution Event had not occurred. A Member who has made an election, as set forth in the two preceding sentences, may, at any time and from time to time, change that election; provided, however, a change of election that is made within one year of a Distribution Event shall be invalid.

                  (e) Notwithstanding anything in the Plan to the contrary, each Member who has made an election under (d) above may elect within 90 days following a Distribution Event, in a time and manner determined by the Benefits Trust Committee, to receive a lump sum payment or, in the case of an Executive Stock Account, a distribution in shares of Company Stock, calculated under the provisions of (b) above determined as of the Valuation Date next preceding such payment, except that such calculated amount shall be reduced by an amount equal to such calculated amount, multiplied by the Mid-term Applicable Federal Rate determined as of the Valuation Date next preceding such payment and such reduction shall be irrevocably forfeited by the Member. Furthermore, as a result of such election, the Member shall no longer be eligible to participate or otherwise benefit from the Plan. Payments under this subsection (e) shall be made not later than 7 days following receipt by the Corporation of a Member's election. The Benefits Trust Committee shall, no later than 7 days after a Distribution Event has occurred, give written notification to each Member eligible to make an election under this subsection (e), that a Distribution Event has occurred and informing such Member of the availability of the election.

                           ARTICLE 9. FORM OF PAYMENT

         9.1 TINNING OF DISTRIBUTION: Unless a Form of Payment Election is made pursuant to Section 9.2 below,

                  (a) a Member's Account shall be distributed to him, or in the event of his death to his Beneficiary, in a cash single sum payment as provided in Section 8.1.

                  (b) a Member's Executive Stock Account shall be distributed to him, or in the event of his death to his Beneficiary, in a single distribution of shares as provided in Section 8.1.

         9.2      FORM OF PAYMENT ELECTION

                  (a) A Member may make a Form of Payment Election to receive distribution of his Account or Executive Stock Account in semi-annual installments over a period not to exceed twenty (20) years. Installments shall be determined as of each January 15 and July 15 (or in the case of an Executive Stock Account, December 30 and June 30) and shall be paid as soon as administratively practicable thereafter. The amount of each installment shall equal the balance in the Account or Executive Stock Account as of the Valuation Date of determination, divided by the number of remaining installments (including the installment being determined). If a Member dies before payment of the entire balance of his Account or Executive Stock Account, the remaining balance shall be paid in a single sum to his beneficiary as soon as administratively practicable following his date of death. Lump sum payments shall be determined and paid as soon as administratively practicable following the date the Member incurs the distributable event elected on a Distribution Election under
         Section 8.2.

                  (b) A Member may make a separate Form of Payment Election with respect to any portion of his Account for which a Partial Distribution Election has been made pursuant to Section 8.2(d).

                  (c) A Member may change his Form of Payment Election at any time prior to a date that is six months prior to the date the distribution is to commence, after which time the Form of Payment Election shall be irrevocable.

         9.3 INSTALLMENTS AND WITHDRAWALS PRO-RATA: In the event of any payment other than a single lump-sum, such as installment payment, partial distribution or hardship withdrawal, such payment or withdrawal shall be made on a pro-rata basis from the portions of the Member's existing Account balance which are subject to different measures of investment performance.

                      ARTICLE 10. AMENDMENT OR TERMINATION

         10.1     RIGHT TO TERMINATE:

                  (a) Prior to a Change of Control, the Board may, in its sole discretion, terminate this Plan and the related Deferral Agreements at any time. Following a Change of Control, this Plan may not be terminated without the approval of the Benefits Trust Committee.

                  (b) Prior to a Change of Control, the Committee may terminate an Affiliated Company's participation as a Participating Company in this Plan for any reason at any time. Following a Change of Control, an Affiliated Company may not be terminated from participation as a Participating Company without the consent of the Benefits Trust Committee.

                  (c) Prior to a Change of Control, an Affiliated Company's board of directors may terminate that Affiliated Company's participation as a Participating Company for any reason at any time. Following a Change of Control, an Affiliated Company's participation as a Participating Company may not be terminated without the consent of the Benefits Trust Committee.

                  (d) In the event the Plan and related Deferral Agreements are terminated, each Member and Beneficiary shall receive a single sum payment, or, in the case of an Executive Stock Account, a distribution in shares of Company Stock equal to the balance in his Account or Executive Stock Account. The single sum payment shall be made as soon as practicable following the date the Plan is terminated and shall be in lieu of any other benefit which may be payable to the Member or beneficiary under this Plan.

         10.2 RIGHT TO AMEND: Prior to a Change of Control, the Board may, in its sole discretion, amend this Plan and the related Deferral Agreements and Enrollment Forms on 30 days prior notice to the Members. Following a Change of Control, all amendments to this Plan are subject to the approval of the Benefits Trust Committee. If any amendment to this Plan or to the Deferral Agreements or Enrollment Forms shall

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adversely affect the rights of a Member, such Member must consent in writing to such amendment prior to its effective date. If such Member does not consent to the amendment, the Plan and related Deferral Agreements and Enrollment Forms shall be deemed to be terminated with respect to such Member and he shall receive a single sum payment of his Account, or, in the case of an Executive Stock Account, a distribution in shares of Company Stock, as soon thereafter as is practicable. Notwithstanding the foregoing, the Administrator's change in any investment funds or investment index under Section 7.2(b) or the restriction of future deferrals under the salary deferral program or award deferral program shall not be deemed to adversely affect any Member's rights.

         10.3 UNIFORM ACTION: Notwithstanding anything in the Plan to the contrary, any action to amend or terminate the Plan or the Deferral Agreements or Enrollment Forms must be taken in a uniform and nondiscriminatory manner. Notwithstanding the preceding, any such action taken by the Administrator following a Change of Control is subject to the approval of the Benefits Trust Committee.

                         ARTICLE 11. GENERAL PROVISIONS

         11.1 NO FUNDING: Nothing contained in this Plan or in a Deferral Agreement shall cause this Plan to be a funded retirement plan. Neither the Member, his beneficiary, contingent beneficiaries, heirs or personal representatives shall have any right, title or interest in or to any funds of the Trust or the Affiliated Companies on account of this Plan or on account of having completed a Deferral Agreement or Enrollment Form. The assets held in the Trust shall be subject to the claims of creditors of the Corporation, and the Trust's assets shall be used to discharge said claims in the event of the Corporation's insolvency. Each Member shall have the status of a general unsecured creditor of the Affiliated Companies and this Plan constitutes a mere promise by the Affiliated Companies to make benefit payments in the future.

         11.2 OBLIGATION: To the extent reflected by resolutions of the applicable boards of directors, obligations for benefits under this Plan shall be joint and several.

         11.3 NO CONTRACT OF EMPLOYMENT: The existence of this Plan, a Deferral Agreement or an Enrollment Form does not constitute a contract for continued employment between an Eligible Executive or a Member and an Affiliated Company. The Affiliated Companies reserve the right to modify an Eligible Executive's or Member's remuneration and to terminate an Eligible Executive or a Member for any reason and at any time, notwithstanding the existence of this Plan, a Deferral Agreement or an Enrollment Form.

         11.4 WITHHOLDING TAXES: All applicable FICA, RRTA or other employment taxes due on deferrals under this Plan shall be withheld from non-deferred salary, Awards or other earnings. All payments under this Plan shall be net of an amount sufficient to satisfy any federal, state or local income tax withholding requirements.

         11.5 NONALIENATION: The right to receive any benefit under this Plan may not be transferred, assigned, pledged or encumbered by a Member, beneficiary or contingent beneficiary in any manner and any attempt to do so shall be void. No such benefit shall be subject to garnishment, attachment or other legal or equitable process without the prior written consent of the Affiliated Companies. Notwithstanding the

                                       21
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preceding, following a Change of Control, the Administrator shall not implement such action without the consent of the Benefits Trust Committee.

         11.6     ADMINISTRATION:

                  (a) Prior to a Change of Control, the Administrator of the Plan shall be responsible for the general administration of the Plan, claims review, and for carrying out its provisions. Administration of the Plan shall be carried out consistent with the terms and conditions of the Plan.

                  (b) Following a Change of Control, the Benefits Trust Committee may remove and/or replace the Administrator.

                  (c) The Administrator shall have sole and absolute discretion to interpret the Plan, determine eligibility for and benefits due hereunder. Decisions of the Administrator regarding benefits under the Plan shall at all times be binding and conclusive on Members, their beneficiaries, heirs and assigns. Notwithstanding the preceding, following a Change of Control, final benefit determinations for Members, their beneficiaries, heirs and assigns and decisions regarding benefit claims under the Plan shall rest with the Benefits Trust Committee or its delegate in its sole and absolute discretion.

                  (d) Prior to paying any benefit under this Plan, the Administrator may require the Member, beneficiary or contingent beneficiary to provide such information or material as the Administrator, in its sole discretion, shall deem necessary for it to make any determination it may be required to make under this Plan. The Administrator may withhold payment of any benefit under this Plan until it receives all such information and material and is reasonably satisfied of its correctness and genuineness. The Administrator shall provide adequate notice in writing to any Member, beneficiary or contingent beneficiary whose claim for benefits under this Plan has been denied, setting forth the specific reasons for such denial. A reasonable opportunity shall be afforded to any such Member, beneficiary or contingent beneficiary for a full and fair review by the Administrator of its decision denying the claim. The Administrator's decision on any such review shall be final and binding on the Member, beneficiary or contingent beneficiary and all other interested persons. All acts and decisions of the Administrator shall be final and binding upon all Members, beneficiaries, contingent beneficiaries and employees of the Affiliated Companies. Notwithstanding the preceding, following a Change of Control, any and all decisions by the Administrator are subject to the approval of the Benefits Trust Committee.

                  (e) Prior to a Change of Control, the Committee in its sole discretion and upon such terms as it may prescribe, may permit any company or corporation directly or indirectly controlled by the Corporation to participate in the Plan. After a Change of Control, such permission must be approved by the Benefits Trust Committee.

         11.7     IMPACT OF FUTURE LEGISLATION OR REGULATION

                  (a) This Section 11.7 shall become operative upon the enactment of any change in applicable statutory law or the promulgation by the Internal Revenue Service of a final regulation or other pronouncement having the force of law, which statutory law, as changed, or final regulation or pronouncement, as promulgated, would cause any Member to include in his or her federal gross income amounts accrued by the Member under the Plan on a date (an "Early Taxation Event") prior to the date on which such amounts are made available to him or her hereunder.

                  (b) Notwithstanding any other Section of this Plan to the contrary (but subject to subsection (c), below), as of an Early Taxation Event, the feature or features of this Plan, or the election by a Member that would cause the Early Taxation Event shall be null and void, to the extent, and only to the extent, required to prevent the Member from being required to include in his federal gross income amounts accrued by the Member under the Plan prior to the date on which such amounts are made available to him hereunder. By way of example, but not by way of limiting the generality of the foregoing, if a statute is enacted that would require a Member to include in his or her federal gross income amounts accrued by the Member under the Plan prior to the date on which such amounts are made available to him or her because of the Member's right to receive a distribution of a portion of his Account under Section 8.5, the right of all Members to receive distributions under Section 8.5 shall be null and void as of the effective date of that statute. If only a portion of a Member's Account is impacted by the change in the law, then only such portion shall be subject to this Section, with the remainder of the Account not so affected being subject to such rights and features as if the law were not changed. If the law only impacts Members who have a certain status with respect to the Company, then only such Members shall be subject to this Section.

                  (c) Notwithstanding Section 11.7(b) above, if an Early Taxation Event occurs (e.g., if a change in law is retroactive), the amounts that become taxable on the Early Taxation Event shall be distributed to each Participant as soon as practicable following such Early Taxation Event or if later, the date or enactment or promulgation.

         11.8     CONSTRUCTION:

                  (a) The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees and all rights hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia to the extent not preempted by federal law.

                  (b) The masculine pronoun means the feminine wherever appropriate.

                  (c) The captions inserted herein are inserted as a matter of convenience and shall not affect the construction of the Plan.

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                                    AMENDMENT

                       2002 DEFERRED COMPENSATION PLAN OF
                    CSX CORPORATION AND AFFILIATED COMPANIES

         Pursuant to Section 10.2 of the 2002 Deferred Compensation Plan of CSX Corporation and Affiliated Companies (the "Plan"), the Plan is amended effective February 7, 2003 as follows:

         Section 8.7 is amended to read as follows:

                  "Notwithstanding anything to the contrary in this Plan, if (a) a Member becomes the owner, director or employee of a competitor of the Affiliated Companies; (b) his employment is terminated by an Affiliated Company on account of actions by the Member which are detrimental to the interests of the Affiliated Company; (c) he engages in conduct subsequent to the termination of his employment with the Affiliated Companies which the Administrator determines to be detrimental to the interests of an Affiliated Company; or (d) is required to divest his or her interest under the Plan under applicable law, regulation or rules, then the Administrator may, in its sole discretion, pay the Member a single sum payment equal to the balance in his Account. In such event, the single sum payment shall be made as soon as practicable following the date the Member is affected by one of the circumstances described in this Section 8.7 and such payment shall be in lieu of all other benefits which may be payable to the Member under this Plan."